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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 16, 2003 (December 16, 2003)
(Date of Report (date of earliest event reported))

Cendant Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10308 (Commission File No.)	06-0918165 (I.R.S. Employer Identification Number)

9 West 57th Street New York, NY (Address of principal executive office)		10019 (Zip Code)

(212) 413-1800
(Registrant's telephone number, including area code)

None
(Former name or former address if changed since last report)

Item 5. Other Events

        EXCEPT AS EXPRESSLY INDICATED OR UNLESS THE CONTEXT OTHERWISE REQUIRES, "CENDANT", "WE", "OUR", OR "US" MEANS CENDANT CORPORATION, A DELAWARE CORPORATION, AND ITS SUBSIDIARIES.

        On December 16, 2003, we announced that George Herrera, 46, former CEO and president, United States Hispanic Chamber of Commerce (USHCC) will join our board of directors on January 26, 2004 as an independent director. He will replace The Honorable William S. Cohen, chairman and chief executive officer of The Cohen Group, who will leave the board at that time to devote more attention to his growing consulting business. Mr. Herrera will also serve on the policy committee of the board of directors.

        As the former head of USHCC, Mr. Herrera was responsible for communicating the interests of over 1.5 million Hispanic-owned businesses across the country to both the private and public sectors, and addressed the critical economic issues that impact Hispanic entrepreneurs.

        Mr. Herrera is the creator of the national syndicated television show "Hispanics Today", which is seen by over 26 million viewers weekly. Hispanics Today showcases the accomplishments of Hispanics in business, politics, sports and entertainment.

        In addition, Mr. Herrera was inducted as a fellow in the Wharton Society of Fellows. He is a member of the Secretary's Committee on 21st Century Workforce, appointed by Secretary of Labor, Elaine L. Chao. Mr. Herrera is also the chair of the Congressional Hispanic Caucus, Corporate America Task Force advisory committee.

        Prior to joining the USHCC, Mr. Herrera served seventeen years as president of David J. Burgos & Associates, Inc., the largest Hispanic-owned management and financial consulting firm in America.

        A copy of the press release announcing a change in our Board membership is attached as Exhibit 99 to this Form 8-K and is incorporated by reference herein.

Item 7. Exhibits

        See Exhibit Index

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENDANT CORPORATION
By:	/s/ ERIC BOCK Eric J. Bock Executive Vice President—Law and Corporate Secretary

Date: December 16, 2003

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CENDANT CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated December 16, 2003 (December 16, 2003)

EXHIBIT INDEX

Exhibit No.	Description
99	Press Release issued by Cendant Corporation on December 16, 2003, announcing a change in Cendant's Board membership.

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  Item 5. Other Events
  Item 7. Exhibits
SIGNATURE